SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2007

Green Plains Renewable Energy, Inc.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

4124 Airport Road, Shenandoah, Iowa	51601
(Address of principal executive offices)	(Zip code)

(712) 246-2932

(Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company held its annual meeting of stockholders on April 19, 2007, at which meeting certain members of the Company’s Board of Directors (the “Board”) were elected. The Company’s Board is divided into three classes. One class of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different class of directors is elected on a rotating basis. The terms of Barry A. Ellsworth, Brian D. Peterson, and Herschel C. Patton expired at the 2007 annual meeting of shareholders. The terms of Wayne B. Hoovestol, David A. Hart, Dr. Michael A. Warren expire at the 2008 annual meeting and the terms of Dan E. Christensen, R. Stephen Nicholson, and Robert D. Vavra expire at the 2009 annual meeting.

Barry A. Ellsworth, Brian D. Peterson, and Herschel C. Patton were nominated by the Board for election to the class of directors whose term expires at the 2010 annual meeting. At the meeting, the shareholders elected these directors for the stated term.

The shareholders also considered a proposal to ratify and approve the 2007 Equity Incentive Plan proposed by the Company. At the meeting, the shareholders ratified and approved the plan.

The press release announcing the voting results from the annual meeting is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	Press Release, dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne Hoovestol Wayne Hoovestol CEO (Principal Executive Officer)